UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     September 9, 2010

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 9, 2010, West Marine’s board of directors increased the size of the board by one director and appointed Dennis F. Madsen to fill the newly created vacancy effective as of the next regularly scheduled board and committee meetings to be held in November 2010.  The board also has appointed Mr. Madsen to the governance and compensation committee and has affirmatively determined that Mr. Madsen is an “independent director,” under the applicable NASDAQ rules. Mr. Madsen, like all of the other directors of West Marine, will stand for re-election to the board of directors at West Marine’s 2011 annual meeting of stockholders.

In 2008, Mr. Madsen became chair of specialty retailer Evolucion Inc.  From 2000 to 2005, Mr. Madsen was president and chief executive officer of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing. He served as REI’s executive vice president and chief operating officer from 1987 to 2000, and prior to that held numerous positions throughout the company. Mr. Madsen also currently serves on the board of directors and as a member of the compensation committee and audit committee of Alaska Air Group (parent company for Alaska and Horizon Airlines).  He also serves on the boards of Alaska Airlines, Horizon Air, Pivotlink Software, the Western Washington University Foundation, Islandwood, Performance Bicycles, and the Youth Outdoors Legacy Fund. Mr. Madsen also is a member of the Board of Trustees of Western Washington University.  He holds a B.S. in mechanical engineering from Seattle Pacific University, and has attended graduate courses in Pacific Lutheran University’s M.B.A. program.

As a former chief executive officer of REI (organized as a consumer cooperative retail company which reports its financial results publicly), and as a director of a number of other companies, Mr. Madsen has proven leadership capability and knowledge of the complex operational and financial issues facing an organization such as West Marine.  Further, his experience in leading a customer-service driven organization, along with his knowledge of compensation and governance trends and best practices, makes him well-qualified for appointment to the board of directors and governance and compensation committee of West Marine.

Commensurate with compensation paid to other members of the board of directors, Mr. Madsen will receive $8,000 in cash as a pro-rated retainer for serving as a member of the board of directors until the next annual meeting of stockholders, $4,750 in cash representing the pro-rated retainer for his service as a member of the governance and compensation committee, and $2,000 for each board meeting he attends.  Additionally, commencing on the date of his service, Mr. Madsen also will receive equity awards commensurate with those granted annually to our independent directors of $8,000 in the form of common stock, $6,000 in the form of restricted stock and 1,000 additional shares of restricted stock.

Item 9.01.              Financial Statements and Exhibits.

(a)           Not Applicable.
(b)           Not Applicable.
(c)           Not Applicable.
(d)           Exhibit:

99.1           Press Release, dated September 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    WEST MARINE, INC.

Date:           September 13, 2010                                               By:   /s/ Pamela J. Fields
     Pamela J. Fields
     Senior Vice President,
     General Counsel and Secretary